UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 16, 2024

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 001-33796

Maryland	26-0630461
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

630 Fifth Avenue, Ste 2400 New York, New York	10111
(Address of principal executive offices)	(Zip Code)

(888) 895-6557
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange
9.000% Senior Notes due 2029	CIMN	New York Stock Exchange
9.250% Senior Notes due 2029	CIMO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Item 8.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 17, 2024, Chimera Investment Corporation, a Maryland corporation (the “Company”) issued a press release announcing that it has entered into the Purchase Agreement (as defined below under Item 8.01). On the same day, the Company posted the investor presentation information on the News & Events - Press Releases section of its website (www.chimerareit.com) regarding the Purchase Agreement. A copy of each of the press release and the investor presentation is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.

The press release and the investor presentation are being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On October 16, 2024, the Company entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”), with Chimera Funding TRS LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Buyer Entity 1”), CIM Advisory Holding TRS LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Buyer Entity 2” and, together with Buyer Entity 1, the “Buyer Entities”), and Palisades Holdings II, LLC, a Delaware limited liability company (“Seller”).

Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer Entities will purchase from Seller (the “Acquisition”) all of the issued and outstanding equity interests of (i) Palisades Advisory Services, LLC, a Delaware limited liability company (“Palisades Advisory Services”), (ii) Palisades Technology Holdings, LLC, a Delaware limited liability company (“Palisades Technology Holdings”), and (iii) The Palisades Group, LLC (“RIA Subsidiary” and, together with Palisades Advisory Services and Palisades Technology Holdings, the “Target Companies” and, together with the Target Companies’ subsidiaries, “The Palisades Group”), for an upfront purchase price of approximately $30,000,000 on the date of the Closing (the “Closing Date”), subject to customary adjustments for cash, debt, net working capital and transaction expenses (the “Consideration”).

Contingent upon achievement of certain revenue targets arising from designated contracts of The Palisades Group’s third-party transaction asset and management business (the “Designated Contracts”), the Consideration may be increased by up to an additional $20,000,000 as part of a series of earn-out payments (the “Earnout Payments”). The Earnout Payments, if any, will be based on the revenue received by the Company from the Designated Contracts over five measurement periods beginning on the Closing Date and ending on December 31, 2029, subject to minimum revenue thresholds. Seller will be paid the maximum amount of the Earnout Payments, $20,000,000, over the five measurement periods if the total revenue received by the Company from the Designated Contracts during those periods is at least $100,000,000. At the Company’s election, up to 50% of any Earnout Payment may be satisfied by issuing shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), calculated using the 30-day volume-weighted average price of the Company Common Stock as listed on the New York Stock Exchange on the business day immediately preceding the relevant payment date. Any Company Common Stock issued in satisfaction of any Earnout Payment will be subject to a one-year lock-up period. In addition, certain employees of The Palisades Group who are also equity holders of The Palisades Group and who will become employees of the Company upon the Closing will be required to purchase shares of Company Common Stock in the secondary market in an amount equal to at least 25% of the estimated after-tax consideration received by such employees.

Following the Closing, Seller will retain ownership of the general partners or sub-advisor, as applicable, of the existing funds of The Palisades Group, including the right to existing carried interest or incentive fees, as applicable, and one of the Company’s subsidiaries will act as a non-member manager for such general partners and sub-advisor.

Simultaneously with the execution of the Purchase Agreement, the Company and Jack L. Macdowell, Jr., co-founder and Chief Investment Officer of The Palisades Group, entered into an employment agreement on substantially the same terms as other executive officers of the Company, other than his base salary and target incentive compensation amounts (the “Employment Agreement”). In addition, pursuant to the Employment Agreement, Mr. Macdowell is required to relocate to the New York City metro area within three months of the Closing. Pursuant to the Employment Agreement, contingent and effective upon the Closing, Mr. Macdowell will commence employment with the Company as Chief Investment Officer.

On October 16, 2024, the Board of Directors of the Company appointed Dan Thakkar as Chief Credit & Risk Officer of the Company, contingent and effective upon the Closing.

The Acquisition is expected to be financed using the Company’s existing balance sheet resources.

The Acquisition is expected to close in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary termination rights for the Company and Seller, including in the event the Acquisition is not consummated on or before January 31, 2025. The Purchase Agreement also contains customary representations, warranties, covenants and indemnification provisions. The Palisades Group is required, among other things, to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Purchase Agreement and the Closing, subject to certain exceptions.

The above description of the Purchase Agreement has been included to provide investors with information regarding certain terms of the Purchase Agreement and is not intended to provide any other factual information about the Company or The Palisades Group.

Item 9.01	Financial Statements and Exhibits.

Exhibit

99.1	Press Release, dated October 17, 2024, issued by Chimera Investment Corporation

99.2	Investor Presentation

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including as related to the expected timing of the closing of the Company’s acquisition of The Palisades Group and the expected impact (including as related to the Company’s future earnings) of the transaction. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goals,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: delays and/or unforeseen events that could cause the proposed acquisition of The Palisades Group to be delayed or not consummated; the potential that the Company may not fully realize the expected benefits of the acquisition of The Palisades Group, including the potential financial impact; our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in inflation, interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or MBS, or other asset-backed securities, or ABS; rates of default, forbearance, deferred payments, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; our ability to find and retain qualified personnel; our ability to maintain our classification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.

Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in the Company’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION (REGISTRANT)

Date: October 17, 2024
	By:	/s/ Miyun Sung
	Name:	Miyun Sung
	Title:	Chief Legal Officer and Corporate Secretary